RUBICON FINANCIAL ANNOUNCES CORPORATE UPDATE

Adds Commodity Trading and Marketing Services.

March 26, 2009--Irvine, California – Rubicon Financial Incorporated (OTC:BB-“RBCF”), a publicly traded financial services holding company offering multiple financial services to mid market corporate clients, financial institutions and investors, is pleased to announce a corporate update and the establishment of commodity services.

“As we find ourselves at the close of the first quarter of fiscal 2009, we are very pleased with the integration of our financial services subsidiaries,” stated Joseph Mangiapane, Jr., CEO of Rubicon. “The marketing and management of our insurance, real estate and mortgage, and broker/dealer subsidiaries have begun to demonstrate positive results, despite the challenging economic times and current market volatility. We designed a platform to consolidate and manage our cash flows in order to ensure we are able to garner greater success as the U.S. capital markets stabilize and improve.”

Rubicon also announced a further diversification in its operations, through the execution of a letter of intent to acquire a commodity trading and services company.

Below is an outline of Rubicon’s current service offerings:

Commodity Services

Rubicon has signed a non-binding letter of intent to acquire 100% of 1000 BARS, Inc., a private corporation focused on the preservation of the long-term value of assets through buying and selling strategies of physical precious metals, specializing in 1000 oz bars of silver. 1000 BARS has also developed commodity market strategies for the owners of physical bars of silver.  “There hasn’t been an opportunity or need like this for a generation. As central banks are increasing money supplies as part of their efforts to stimulate the world economy and monetize debt, precious metals stand as the only stable store of value.  The ownership of silver bars and related investment strategies afford investors a mechanism, to assist in the preservation of asset value. We look forward to working with Rubicon to develop these strategies for the benefit of its valued clients,” stated Ben Kae, CEO of 1000 BARS.

Brokerage Services

On June 2, 2008, Rubicon completed the acquisition of Grant Bettingen, Inc. (“GBI”) a boutique securities broker-dealer, registered investment advisor and investment banking firm. Subsequent to the acquisition, Rubicon has focused on firm expansion as a result of the increased regulatory approval, which has allowed GBI to increase its number of branches and to provide a full-service environment to accommodate the diversified financial needs of its client base. The increased services include the ability to act as an introducing broker, the insertion of an in-house trading desk which provides for market making capabilities, as well as access to all product lines. Further, Rubicon has implemented a seasoned management team to ensure a high level of integrity and strict compliance with all regulatory compliance. Since the consummation of the acquisition, GBI has doubled the number of registered representatives available to service our growing client base. As we travel through a volatile market, GBI’s management team has focused on targeting non-market correlated business lines in an effort provide a more stabilized revenue stream with an unlimited potential for growth. Consistent with this strategy, GBI has recently become the managing dealer for the Rubicon Capital Appreciation Fund.

Real Estate and Mortgage Services

Rubicon Real Estate and Mortgages, Inc. (“RREM”) has designated fiscal 2009 as a year of re-building.  RREM plans to focus on FHA loans, making up over 90% of current transactions in the State of California.  “We have structured a strategic alliance with an FHA licensed originator. Our concentration is in median home prices or lower, with FHA loan capability as the driver,” said Todd Vande Hei, COO of Rubicon. “In addition to various marketing and recruiting initiatives, development is underway for a dynamic data driven website to facilitate the workflow between customers, agents and administration.”

Insurance Services

The commercial property and casualty department of Rubicon Financial Insurance Services, Inc. (“RFIS”) has experienced significant growth as a result of its expansion into the commercial trucking market in mid 2008. To further promote its business development, RFIS is now targeting the integration of health insurance products to its current personal and commercial accounts. RFIS has entered into this market through its continuous relationship development and the addition of a 10-year veteran of the health insurance industry. “The addition of an experienced health and benefits manager enables us to effectively increase revenue streams and our business model through underwriting all types of group and individual health benefit programs. Further, this is the final component necessary to becoming a single source solution to our entire commercial and personal line client base,” stated Todd Torneo, President of RFIS.

About Rubicon:

Rubicon Financial Incorporated is a publicly-traded, financial services holding company that has grown through the acquisition of multiple businesses within the financial services industries. Through an acquisition strategy of acquiring entities whom are fully staffed, licensed and operational in each of the four major financial service areas of need: Insurance, Mortgage, Real Estate and Investments, Rubicon now has the capacity and capability of providing the clients of its various wholly owned subsidiaries with convenience, low pricing and enhanced customer service. Rubicon is located in Orange County, California, in the center of one of the nation’s wealthiest regions, as well as one of California’s most populated and affluent business communities. Rubicon currently or in the future intends to offer a diverse number of financial services and products, including but not limited to:  insurance, both personal and commercial; mortgage and real estate services; retail brokerage services; loss mitigation services for troubled borrowers; short sales services; REO and non performing note acquisitions and dispositions; securities market making; online trading; investment banking for small to midsized companies; and commodity trading and marketing services.  Each respective financial service or product is offered by fully licensed professionals employed through wholly owned subsidiaries of Rubicon.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be “forward-looking statements.”

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: any implied or perceived benefits resulting from the 1000 BARS letter of intent; ability of Rubicon to complete the acquisition of 1000 BARS; Rubicon’s and its subsidiaries business prospects; the ability of Rubicon to execute its business plan as a diversified financial services company; the successful acquisition of other financial services companies; any other effects resulting from the 1000 BARS letter of intent or other information disclosed above; risks and effects of legal and administrative proceedings and government regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Important factors that could cause actual results to differ materially from the forward-looking statements Rubicon makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the SEC. Rubicon undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:
Rubicon Financial Incorporated
Joe Mangiapane, CEO, 949-798-7220